Exhibit 99.1

FOR IMMEDIATE RELEASE
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[GRAPHIC OMITTED]                         Public and Investor Relations Contact:
SecureCare Technologies                               Mercom Capital Group, llc
                                                                 1-512-215-4452
                                                         scuc@mercomcapital.com

         SecureCare Technologies Appoints Joseph Larter and Tom Linhard
                            to its Board of Directors

AUSTIN, Texas - April 3, 2008 - SecureCare Technologies, Inc. (OTCBB: SCUC), a health care information technology company based in Austin, Texas, is pleased to announce the appointment of Joseph Larter and Tom Linhard to its Board of Directors. Mr. Larter is the largest shareholder of SecureCare and for the past several years he has been instrumental in supporting the company's funding efforts, which more recently enabled the launch of its flagship product, Sfax(TM). Mr. Linhard is the president and developer of the FaxCore fax server, which serves as the engine for Sfax.

Based in the United Kingdom, with offices in Bungay, Suffolk and a U.S. home in Vero Beach, Fla., Joseph Larter has extensive business interests around the world and has developed varied businesses from the ground up for over 50 years. In 1958, he founded Larter's Estates, a business in the construction of houses and holiday homes in East Anglia and Wales, which he later sold. In 1971, Mr. Larter then started a company known as Pleasureworld, a development company specializing in the construction of holiday homes and tourist attractions including one of the first theme parks in the United Kingdom. Mr. Larter currently sits on the board of, or is a major shareholder in, a number of varied successful businesses including Collaborate MD, a medical billing and services company based in Orlando, Fla., ReefLive Aquarium Park Inc., a tourism development company in Barbados, and Northbank Wine Estates of New Zealand.

Tom Linhard is the president and founder of FaxCore, Inc., located in Denver, Colo. The FaxCore fax server product is an award-winning fax server used by companies ranging from Fortune 500 firms to small and medium-sized businesses. Mr. Linhard has been a leader in the fax server industry since 1992 and has launched several successful companies in the fax marketplace that now support thousands of fax server implementations worldwide.

"We are very pleased to welcome Joseph Larter and Tom Linhard to our Board of Directors and are fortunate to have gained their commitment," said Dennis Nasto, CEO of SecureCare. "Joe's financial expertise and vast business acumen and Tom's technology and industry knowledge will be instrumental in setting strategic direction for the company's future successes. With the addition of these two men to our Board, we have created a strong, winning team."

The company is also announcing the retirement of Allen J. Stamy from its board. Mr. Stamy has served the board with distinction since August of 2002. "Mr. Stamy has been a long time supporter of SecureCare and we will miss his contributions to the company. We wish him well in his retirement," continued Mr. Nasto.

About SecureCare Technologies, Inc.

SecureCare Technologies, Inc. is a publicly-held health care information technology company with shares traded under the symbol SCUC. The company's Internet-based Sfax(TM) is the only secure, EFR (TM) (electronic fax record), with Digital Signature and annotation features, that is 100 percent dedicated to the health care industry. The product is a HIPAA-ready work flow solution that saves end-users up to 95 percent of the time and up to 80 percent of the cost of manual faxing. It provides a complete log and audit trail for all fax documents and completely eliminates the manual paper processing of fax documents. Sfax is distributed to end-users through the company's network of health care software vendors and value-added resellers. It is sold as an easily-integrated, add-on module to existing health care applications or as a stand-alone solution. Additional information about SecureCare can be found at: http://www.sfaxme.com

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including the description of the company and its product offerings, are forward-looking statements within the meaning of the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the historical volatility and low trading volume of our stock, the risk and uncertainties inherent in the early stages of growth companies, the company's need to raise substantial additional capital to proceed with its business, risks associated with competitors, and other risks detailed from time to time in the company's most recent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. The company disclaims any intent or obligation to update these forward-looking statements.

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